UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2007

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09727	13-3419202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27555 Ynez Road, Suite 330	92591
Temecula, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 587-6201

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 26, 2007, John P. Francis was appointed to the Board of Directors of the Company (the "Board") to replace William B. Horne, who resigned upon the appointment of Mr. Francis from his position as a member of the Board.

As reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2007, Patient Safety Technologies, Inc. (the “Company”) sold 1,270,000 shares of its common stock (“Common Stock”) at $1.25 price per share (for a total of $1,590,000) and issued five-year warrants to purchase 763,000 shares of Common Stock (the “Warrants”) at an exercise price of $1.40 per share, pursuant to a Securities Purchase Agreement (the “Agreement”) entered into with Francis Capital Management, LLC on October 17, 2007. Mr. Francis has voting and investment control over the securities held by Francis Capital Management, LLC.

Except as described above, there has been no transaction during the last two years, or any proposed transaction, to which the Company was or is to be a party, and in which Mr. Francis had or is to have a direct or indirect material interest. There are no family relationships between Mr. Francis and the Company’s directors, executive officers or persons nominated or charged by the Company to become directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Date: November 30, 2007	By: /s/ William B. Horne
Name: William B. Horne
Title: Chief Executive Officer